UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 17, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, Ynon Kreiz was appointed as the Chief Executive Officer (“CEO”) of Mattel, Inc. (“Mattel” or the “Company”), effective as of April 26, 2018 (the “Transition Date”). In addition, effective as of the Transition Date, (i) the size of the Board of Directors (the “Board”) will be decreased from eleven to ten members and (ii) Mr. Kreiz will be appointed to serve as the sole member of the Equity Grant Allocation Committee. In connection with the appointment of Mr. Kreiz as CEO, effective as of the Transition Date, Margaret H. Georgiadis will resign from her role as the Company’s CEO and as a director of the Board. Ms. Georgiadis will serve as an Executive Advisor to the CEO of the Company until May 10, 2018. In connection with her resignation, Ms. Georgiadis is not entitled to any separation payments or benefits.

Mr. Kreiz has been a director of Mattel since June 13, 2017. As previously announced, the Board appointed Mr. Kreiz as Chairman of the Board effective upon his election to the Board at the 2018 Annual Meeting of Stockholders, and following such election, Mr. Kreiz will serve as the Chairman and CEO of the Company.

Mr. Kreiz, 53, served as Chief Executive Officer of Maker Studios, Inc. (“Maker Studios”), a global digital media and content network company that was acquired by The Walt Disney Company, from May 2013 to January 2015, and served as Chairman of its Board from June 2012 to May 2014. Before joining Maker Studios, from June 2008 to June 2011, Mr. Kreiz was Chairman and Chief Executive Officer of Endemol Group, one of the world’s leading television production companies. Prior to Endemol Group, Mr. Kreiz served as a General Partner at Balderton Capital (formerly Benchmark Capital Europe) and was co-founder, Chairman and Chief Executive Officer of Fox Kids Europe N.V., a children’s entertainment company. Mr. Kreiz has served as a director of Warner Music Group Corp. since May 2015 and a member of its audit committee since April 2016. He also currently serves as Chairman of the Board of Showmax and is on the Board of Advisors of UCLA’s Anderson Graduate School of Management.

In connection with his appointment as CEO, the Company entered into an offer letter with Mr. Kreiz on April 19, 2018 (the “Offer Letter”), which provides for the following: (i) an annual base salary of $1,500,000; (ii) a target annual cash incentive opportunity under the Mattel Incentive Plan (“MIP”) of 150% of base salary, up to a maximum of 300% of base salary (provided that Mr. Kreiz’s 2018 MIP award will be prorated based on the number of days between April 26, 2018 and December 31, 2018 relative to the performance period); and (iii) a grant of a number stock options, as part of a new-hire grant, equal to $5,000,000 divided by a Black-Scholes value determined using the average of the closing trading prices of the Company’s common stock over the 20 consecutive trading days immediately prior to the grant date of April 30, 2018. The new-hire stock option will vest in full on April 26, 2021 subject to the Company achieving a relative total shareholder return over such period that is equal to or greater than the 65th percentile, as compared to the S&P 500 Index at the end of such period and his continued employment with the Company. The new hire stock option grant will vest in full in the event of a termination of Mr. Kreiz’s employment by the Company without cause or due to his death or permanent disability. In the event of such termination of employment, the new-hire stock option also will remain exercisable for up to three years following such termination (or up to five years in the event of termination of employment due to death or permanent disability).

The Offer Letter also provides that Mr. Kreiz’s 2018 long-term incentive grant value will be $8,250,000, delivered 33.3% in each of the following forms: performance-based restricted stock units (“RSUs”) under the Company’s 2018-2020 Long-Term Incentive Program, time-vesting RSUs and stock options, subject to the Compensation Committee of the Board’s approval.

The Offer Letter also provides that Mr. Kreiz will be eligible for a monthly automobile allowance of $2,000 and financial counseling services, and that the Company will reimburse Mr. Kreiz for up to $10,000 in legal fees incurred by him in connection with the negotiation of the Offer Letter.

Mr. Kreiz will be eligible to participate in the Mattel, Inc. Executive Severance Plan B, as modified by the terms of a participation letter agreement between him and the Company (the “Severance Plan”). Under the Severance Plan, in the event of a termination of Mr. Kreiz’s employment by the Company without cause, he will be entitled to: (i) severance (to be paid in equal bi-weekly installments) equal to two times the sum of his base salary and target bonus opportunity for the year in which the termination of employment occurs; (ii) an amount representing an annual incentive payout under the MIP based on actual performance, and prorated based on the number of months that he is employed during the performance period; (iii) payment of a monthly amount equivalent to the then current COBRA premium for up to one year; (iv) accelerated vesting of all unvested stock options and extended exercise periods of up to three years following the termination date; (v) accelerated pro-rata vesting of unvested time-vesting RSUs, based on the number of months that he is employed during the vesting period; and (vi) outplacement services for up to two years not to exceed $50,000. In the event of termination of Mr. Kreiz’s employment by the Company without cause or a resignation for good reason, in either case, on or within the two-year period following a change of control of the Company, he will be provided with: (i) a lump-sum severance payment equal to two times the sum of his annual base salary and target bonus opportunity for the year in which the termination of employment occurs; (ii) an amount representing an annual incentive payout under the MIP based on his target annual incentive opportunity for the year in which the termination of employment occurs, and prorated based on the number of months that he is employed during the performance period; (iii) accelerated vesting of all unvested stock options and extended exercise periods of up to three years following the termination date, and accelerated vesting of all unvested time-vesting RSUs; (iv) payment of a monthly amount equivalent to the then current COBRA premium for up to two years; and (v) outplacement services for up to two years not to exceed $50,000.

The payments and benefits under the Severance Plan are conditioned on Mr. Kreiz’s execution of a general release agreement with the Company and, in certain circumstances, compliance with post-employment covenants to (i) protect the Company’s confidential information; (ii) not accept employment with or provide services to a competitor or solicit the Company’s employees for one year after the termination date; and (iii) not disparage or otherwise impair the Company’s reputation or goodwill or the commercial interests of the Company or any of the Company’s affiliated entities or its officers, directors, employees, stockholders, agents or products.

The foregoing descriptions are qualified in their entirety by reference to the Offer Letter and Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Kreiz as the Company’s CEO and the resignation of Ms. Georgiadis as the Company’s CEO and as a director of the Board is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Mattel, Inc. and Ynon Kreiz, dated April 19, 2018, regarding an offer of employment for the position of Chief Executive Officer

10.2	Participation Letter Agreement under the Mattel, Inc. Executive Severance Plan B between Mattel, Inc. and Ynon Kreiz, dated April 19, 2018

99.1**	Press release dated April 19, 2018

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018	MATTEL, INC.

	By:	/s/ Robert Normile
Name: Robert Normile

Title: Executive Vice President, Chief Legal Officer and Secretary